EXHIBIT 23(b)

                         INDEPENDENT AUDITOR'S CONSENT

Board of Directors
Bancorp New Jersey, Inc.


     We consent to the use of our report incorporated herein by reference and to the reference to our Firm under the heading "Experts" in the Proxy Statement/Prospectus.

     The report of KPMG Peat Marwick LLP refers to a change in the method of accounting for income taxes in 1993 and a change in the method of accounting for certain investments in debt and equity securities in 1994.

                                              KPMG Peat Marwick LLP


Short Hills, New Jersey
April 20, 1995